FOURTH SUPPLEMENTAL INDENTURE This Fourth Supplemental Indenture, made as of October 7, 2021 (the “Supplemental Indenture”), to that certain Indenture dated as of July 15, 2019 (as such indenture has been supplemented and amended by the First Supplemental Indenture, dated as of November 3, 2020, by the Second Supplemental Indenture, dated as of November 19, 2020, and by the Third Supplemental Indenture, dated as of August 6, 2021, the “Existing Indenture” and the Existing Indenture, as it may from time to time be supplemented or amended by one or more additional indentures supplemental thereto entered into pursuant to the applicable provisions thereof, being hereinafter called the “Indenture”) among Aquestive Therapeutics, Inc., a Delaware corporation with an address at 30 Technology Drive, Warren, New Jersey 07059 (the “Issuer”), any Guarantor that becomes party thereto pursuant to Section 4.10 of the Existing Indenture, and U.S. Bank National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”). WHEREAS, the Issuer has heretofore executed and delivered to the Trustee the Existing Indenture, providing for the issuance of an aggregate principal amount of up to $104.0 million of 12.5% Senior Secured Notes due 2025; WHEREAS, the Issuer proposes to amend the Existing Indenture (the “Proposed Amendments”), which amendments, pursuant to Section 9.02 of the Indenture, must be approved by the written consent of each Holder of an outstanding Note affected by such amendment or supplement (collectively, the “Required Holders”); WHEREAS, the Issuer has received and delivered to the Trustee and to the Collateral Agent the consent of the Required Holders to the Proposed Amendments (the “Holder Consent”); WHEREAS, the Issuer has been authorized by a resolution of its board of directors to enter into this Supplemental Indenture; WHEREAS, all other acts and proceedings required by law, by the Existing Indenture and by the certificate of incorporation and bylaws of the Issuer to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed; WHEREAS, pursuant to Section 9.02, the Trustee and the Collateral Agent are authorized to execute and deliver this Supplemental Indenture; and WHEREAS, following the execution of this Supplemental Indenture, the terms hereof will become operative on the date hereof. NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH: That, for and in consideration of the premises herein contained and in order to effect the Proposed Amendments contained herein, pursuant to Section 9.02 of the Existing Indenture, the Issuer agrees with the Trustee and the Collateral Agent as follows: ARTICLE 1 Amendment of Existing Indenture Section 1.01. Amendment of Existing Indenture. This Supplemental Indenture amends the Existing Indenture as provided for herein.

2 Section 1.02. Amendment of Section 1.01 of the Existing Indenture. Pursuant to Section 9.02 of the Existing Indenture, the following term is added in Section 1.01 in the appropriate alphabetical order: ““Consent Fee Letter” means that certain Consent Fee Letter, entered into as of October 7, 2021, among the Issuer and the beneficial owners of the Securities as of such date. Neither the Trustee nor the Collateral Agent shall have any obligation to monitor or enforce the terms of the Consent Fee Letter, and nothing in the Consent Fee Letter shall obligate the Trustee or the Collateral Agent to make any payment in contravention of the terms of this Indenture.” Section 1.03. Amendment of Section 4.01(b) of the Existing Indenture. Pursuant to Section 9.02 of the Existing Indenture, Section 4.01(b) of the Existing Indenture is hereby amended and restated in its entirety as follows: “On each Payment Date, commencing on March 30, 2023, or on the succeeding Business Day if any such date is not a Business Day, the Issuer shall pay to the Holders an installment of principal of the Securities in accordance with the table below corresponding to the applicable Payment Date, where the applicable percentage is the percentage of (i) the initial aggregate principal amount of Original Securities issued on the Issue Date plus (ii) the initial aggregate principal amount of any First Additional Securities issued on their date of issuance plus (iii) the initial aggregate principal amount of any Second Additional Securities issued on their date of issuance plus (iv) the initial aggregate principal amount of any 2020 Additional Securities issued on their date of issuance minus (v) the aggregate principal amount of Securities redeemed or repurchased pursuant to this Indenture prior to such Payment Date: Payment Date Applicable Percentage March 30, 2023 7.50% June 30, 2023 7.50% September 30, 2023 10.00% December 30, 2023 10.00% March 30, 2024 10.00% June 30, 2024 10.00% September 30, 2024 11.25% December 30, 2024 11.25% March 30, 2025 11.25% June 30, 2025 All remaining outstanding principal of the Securities at such date All payments calculated from the principal installment percentages set forth above shall be rounded to two decimal places.” Section 1.04. Amendment of Section 6.01(a) of the Existing Indenture. Pursuant to Section 9.02 of the Existing Indenture, Section 6.01(a) of the Existing Indenture is hereby amended by adding the text “or any fees due to the certain beneficial owners of the Securities as set forth in the Consent Fee Letter (only with respect to any default in the payment of such fees , as certified by the Issuer in an Officers’ Certificate or in a notice to the Trustee and the Issuer from the Holders of at least 25% in principal amount of the outstanding Securities),” immediately following “when the same becomes due and payable,”. Section 1.05. Amendment of Section 1(d) of Exhibit A of the Existing Indenture. Pursuant to Section 9.02 of the Existing Indenture, Section 1(d) of Exhibit A of the Existing Indenture is hereby amended and restated in its entirety as follows:

3 “On each Payment Date, commencing on March 30, 2023, or on the succeeding Business Day if any such date is not a Business Day, the Issuer shall pay to the Holders an installment of principal of the Securities in accordance with the table below corresponding to the applicable Payment Date, where the applicable percentage is the percentage of (i) the initial aggregate principal amount of Original Securities issued on the Issue Date plus (ii) the initial aggregate principal amount of any First Additional Securities issued on their date of issuance plus (iii) the initial aggregate principal amount of any Second Additional Securities issued on their date of issuance plus (iv) the initial aggregate principal amount of any 2020 Additional Securities issued on their date of issuance minus (v) the aggregate principal amount of Securities redeemed or repurchased pursuant to this Indenture prior to such Payment Date: Payment Date Applicable Percentage March 30, 2023 7.50% June 30, 2023 7.50% September 30, 2023 10.00% December 30, 2023 10.00% March 30, 2024 10.00% June 30, 2024 10.00% September 30, 2024 11.25% December 30, 2024 11.25% March 30, 2025 11.25% June 30, 2025 All remaining outstanding principal of the Securities at such date All payments calculated from the principal installment percentages set forth above shall be rounded to two decimal places.” ARTICLE 2 Amendment to Global Securities Section 2.01. Amendment of Section 1(d) of the Global Securities. Pursuant to Section 9.02 of the Existing Indenture and Section 15 of the Global Securities, Section 1(d) of the Global Securities is hereby amended and restated in its entirety as follows: “On each Payment Date, commencing on March 30, 2023, or on the succeeding Business Day if any such date is not a Business Day, the Issuer shall pay to the Holders an installment of principal of the Securities in accordance with the table below corresponding to the applicable Payment Date, where the applicable percentage is the percentage of (i) the initial aggregate principal amount of Original Securities issued on the Issue Date plus (ii) the initial aggregate principal amount of any First Additional Securities issued on their date of issuance plus (iii) the initial aggregate principal amount of any Second Additional Securities issued on their date of issuance plus (iv) the initial aggregate principal amount of any 2020 Additional Securities issued on their date of issuance minus (v) the aggregate principal amount of Securities redeemed or repurchased pursuant to this Indenture prior to such Payment Date: Payment Date Applicable Percentage March 30, 2023 7.50% June 30, 2023 7.50% September 30, 2023 10.00% December 30, 2023 10.00% March 30, 2024 10.00% June 30, 2024 10.00% September 30, 2024 11.25%

4 December 30, 2024 11.25% March 30, 2025 11.25% June 30, 2025 All remaining outstanding principal of the Securities at such date All payments calculated from the principal installment percentages set forth above shall be rounded to two decimal places.” ARTICLE 3 Miscellaneous Provisions Section 3.01. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended and supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder shall be bound hereby. Section 3.02. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee and the Collateral Agent acting on behalf of and for the benefit of such Holders. The words “herein”, “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof. Section 3.03. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. Section 3.04. Effect of Headings. The Section headings herein are for convenience of reference only and shall not affect the construction thereof. Section 3.05. Effectiveness. The provisions of this Supplemental Indenture will take effect immediately upon execution thereof by the parties hereto. Section 3.06. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). Section 3.07. No Representation; Recitals. Neither the Trustee nor the Collateral Agent makes any representation as to the validity or sufficiency of this Supplemental Indenture. The recitals to this Supplemental Indenture are made solely by the Issuer and shall not be attributable to the Trustee or the Collateral Agent. {Remainder of page intentionally left blank}

Signature Page to the Fourth Supplemental Indenture IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above. AQUESTIVE THERAPEUTICS, INC. By: Name: Title: Keith J. Kendall Chief Executive Officer

Signature Page to the Fourth Supplemental Indenture 28267285.4.BUSINESS  U.S. BANK NATIONAL ASSOCIATION, as Trustee By: Name: Alison D.B. Nadeau Title: Vice President U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent By: Name: Alison D.B. Nadeau Title: Vice President